UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2009 (October 23, 2009)

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation)	001-07541 (Commission File Number)	13-1938568 (I.R.S Employer Identification No.)

225 Brae Boulevard

Park Ridge, New Jersey  07656-0713

(Address of principal executive offices, including zip code)

(201) 307-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On October 23, 2009, Hertz Vehicle Financing LLC (“HVF”), a bankruptcy-remote special purpose entity wholly-owned by The Hertz Corporation (the “Company”), issued and sold $1.2 billion in aggregate principal amount of 3-year and 5-year Series 2009-2 Rental Car Asset Backed Notes (collectively, the “Series 2009-2 Notes”) rated “Aaa” by Moody’s Investors Service.  The Series 2009-2 Notes were sold to qualified institutional buyers in an offering exempt from registration pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”) and to investors outside the United States pursuant to Regulation S under the Securities Act.

Three-Year Notes

The Series 2009-2 Notes include $500 million in aggregate principal amount of Class A-1, three-year notes carrying a 4.26% coupon (4.30% yield) with an expected final maturity date of March 2013 and a legal final maturity date of March 2014.

Five-Year Notes

The Series 2009-2 Notes also include $700 million in aggregate principal amount of Class A-2, five-year notes carrying a 5.29% coupon (5.35% yield) with an expected final maturity date of March 2015 and a legal final maturity date of March 2016.

Security

The Series 2009-2 Notes are secured by, among other things, a pledge in certain collateral owned by HVF, including (i) the majority of the U.S. car rental fleet that the Company uses in its daily rental operations, (ii) with respect to the portion of those vehicles subject to repurchase programs with vehicle manufacturers, the related manufacturer receivables, (iii) all rights of HVF under a master lease agreement between HVF and the Company, and (iv) all monies on deposit from time to time in certain collection and cash collateral accounts and all proceeds thereof.  The assets of HVF, including the U.S. car rental fleet owned by HVF, will not be available to satisfy the claims of the Company’s general creditors.

Covenants

HVF is subject to numerous restrictive covenants under the ABS Indenture (as defined below) and related agreements, including restrictive covenants with respect to liens, indebtedness, benefit plans, mergers, disposition of assets, acquisition of assets, dividends, officers compensation, investments, agreements, the types of business it may conduct and other customary covenants for a bankruptcy-remote special purpose entity.

Events of Default and Amortization Events

The Series 2009-2 Notes are subject to events of default and amortization events that are customary in nature for U.S. rental car asset-backed securitizations of this type, including non-payment of principal or interest, violation of covenants, material inaccuracy of representations or warranties, failure to maintain certain enhancement levels and insolvency or certain bankruptcy events. The occurrence of an amortization event or event of default could result in the rapid amortization of the Series 2009-2 Notes and in certain instances the liquidation of vehicles in the U.S. car rental fleet.

ABS Indenture

The Series 2009-2 Notes were issued pursuant to a series supplement, dated as of October 23, 2009 (the “Series 2009-2 Supplement”) to HVF’s Third Amended and Restated Base Indenture, dated as of September 18, 2009 (the “ABS Indenture”), each between HVF and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

Certain of the initial purchasers of the Series 2009-2 Notes and the Trustee and their respective affiliates have performed and may in the future perform various investment banking, commercial banking, and other financial advisory services for the Company and its subsidiaries for which they have received and will receive customary fees and expenses, and such parties are also participants in other credit facilities of the Company and its subsidiaries.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 is incorporated by reference to this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERTZ CORPORATION
(Registrant)

By:	/s/ Elyse Douglas
Name:	Elyse Douglas
Title:	Executive Vice President and Chief Financial Officer

Date:  October 29, 2009